Exhibit 5.1

Chadbourne & Parke LLP
1301 Avenue of the Americas
New York, NY 10019
telephone: (212) 408-5100

December 11, 2014

Meritor, Inc.
2135 West Maple Road
Troy, Michigan 48084-7186

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933, as amended (the "Act"), by Meritor, Inc., an Indiana corporation (the "Company"), of the Company's debt securities (the "Debt Securities"), which may include guarantees of the Debt Securities (the "Guarantees") by direct and indirect subsidiaries of the Company (the "Guarantors"), shares of the Company's Common Stock, par value $1 per share (the "Common Stock"), shares of the Company's Preferred Stock, no par value (the "Preferred Stock"), and the Company's warrants to purchase Debt Securities, Common Stock and Preferred Stock (the "Warrants" and, collectively with the Debt Securities, the Guarantees, the Common Stock and the Preferred Stock, the "Securities"), to be offered and sold by the Company from time to time in accordance with Rule 415 under the Act, we advise as follows:

As counsel for the Company, we are familiar with the Restated Articles of Incorporation and By-Laws of the Company, each as amended to the date hereof, and we have reviewed (i) the Registration Statement on Form S-3 to be filed by the Company under the Act with respect to the Securities (the "Registration Statement"), (ii) (A) the indenture dated as of April 1, 1998, as supplemented by the supplemental indentures dated as of July 7, 2000, June 23, 2006, May 31, 2013 and February 13, 2014, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to BNY Midwest Trust Company as successor to The Chase Manhattan Bank), as trustee (the "Trustee"), each to be incorporated by reference as exhibits to the Registration Statement and (B) the form of indenture to be entered into between the Company and the Trustee, included as an exhibit to the Registration Statement and under which the Debt Securities may be issued (collectively, the "Indentures") and (iii) the corporate proceedings taken by the Company in connection with the authorization of the Securities. We have also examined originals, or copies certified or otherwise authenticated to our satisfaction, of such corporate records of the Company and other instruments, certificates of public officials and representatives of the Company, and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to questions of fact material to this opinion, we have, when relevant facts were not independently established, relied upon certificates of officers of the Company and appropriate public officials.

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Meritor, Inc.	-2-	December 11, 2014

On the basis of the foregoing, and having regard for such legal considerations as we deem relevant, and subject to (i) (A) the terms of each of the Securities, the Indentures and any underwriting or other agreements, warrant agreements and/or other indentures as, in each case, may be applicable to the Securities (collectively with the Securities and the Indentures, the "Documents"), (B) the Company's and the Guarantors' compliance therewith and (C) the issuance and delivery of the Securities, in each case being in compliance with the Restated Articles of Incorporation and By-Laws of the Company and similar governing documents of the Guarantors, each as then in effect, applicable law and public policy as then in effect, instruments and agreements then binding on the Company or any Guarantor and restrictions imposed by any court or governmental body having jurisdiction over the Company or any Guarantor then in effect, (ii) the Registration Statement being effective under the Act and such effectiveness having not been terminated or rescinded, (iii) an appropriate prospectus supplement with respect to the Securities having been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder, (iv) the Board of Directors of the Company (or an authorized committee thereof) having duly established the terms of the Securities (other than the Common Stock) and having duly authorized the issuance and sale of the Securities and such authorization not having been modified or rescinded, (v) each of the Documents being governed by the laws of the State of New York, (vi) each of the Documents being duly authorized, executed and delivered by the parties thereto, (vii) each of the Documents constituting valid and binding obligations of the parties thereto other than the Company and the Guarantors, enforceable against each of them in accordance with their respective terms and (viii) the accuracy of the opinion of Faegre Baker Daniels LLP rendered to you to be filed as an exhibit to the Registration Statement, we are of the opinion that:

1. With respect to any particular series of Debt Securities and related Guarantees, when (a) the Indentures or such other indenture as may be applicable has been qualified under the Trust Indenture Act of 1939, as amended, and has been duly authorized, executed and delivered by the Trustee (or such other trustee, as the case may be), the Company and any Guarantor(s), (b) the specific terms of such series of Debt Securities and related Guarantees have been duly established in accordance with the Indentures or such other indenture, as the case may be, (c) such Debt Securities and related Guarantees have been duly authorized and executed, and (d) such Debt Securities and related Guarantees have been duly authorized, executed, authenticated, issued, sold and delivered against payment therefor in accordance with the Indentures or such other indenture, as the case may be, and the applicable underwriting or other agreement and as described in the Registration Statement, any amendment thereto, the Prospectus constituting a part of the Registration Statement (the "Prospectus") and any prospectus supplement relating thereto, such Debt Securities and related Guarantees will be validly issued and will constitute valid and binding obligations of the Company and any Guarantor(s), respectively, except as the same may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights in general and general principles of equity (regardless of whether considered in a proceeding in equity or at law).

Meritor, Inc.	-3-	December 11, 2014

2. With respect to the Warrants, when (a) the applicable warrant agreement has been duly authorized, executed and delivered by the applicable warrant agent and the Company and (b) the Warrants have been duly executed, authenticated, issued, sold and delivered against payment therefor in accordance with such warrant agreement, the Restated Articles of Incorporation and By-Laws of the Company, each as then in effect, and the applicable underwriting or other agreement and as described in the Registration Statement, any amendment thereto, the Prospectus and any prospectus supplement relating thereto, such Warrants will be validly issued and will constitute valid and binding obligations of the Company, except as the same may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights in general and general principles of equity (regardless of whether considered in a proceeding in equity or at law).

We do not express any opinion herein with respect to the laws of any jurisdiction other than, in each case subject to the limitations and assumptions contained herein, the federal laws of the United States of America, the laws of the State of New York and, solely with respect to the corporate or limited liability company authority of the Guarantors to enter into the Guarantees, the applicable laws of their respective jurisdictions of organization.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. We also hereby consent to the reference to this firm under the caption "Legal Matters" in the Prospectus. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Chadbourne & Parke LLP